UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):   April 7, 2009

ATLAS MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

000-31380	82-0096527
(Commission File Number)	(IRS Employer Identification No.)

630 E. Mullan Ave. Suite D, Osburn, Idaho	83849
(Address of Principal Executive Offices)	(Zip Code)

(208) 556-1181
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth in Item 2.03 is hereby incorporated by reference in its entirety.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Between  April 7 and April 9, 2009, Atlas Mining Company (the “Company”) sold to accredited investors $1,500,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of such mandatorily convertible Notes. In April, 2009, the Board of Directors of the Company authorized the Notes to be included in the Series 10% PIK –Election Convertible Notes due 2018 authorized  in December 2008 (the “Series”) as disclosed in the 8-K of the Company filed on January 6, 2009.The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below. The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009. The Notes may be converted at the option of the Noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion of the Series (including those notes issued in December 2008). The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion of all the notes in the Series, (ii) the average closing bid price or market price of Company common stock for the preceding 5 trading days is above the Strike Price (as defined below), and (iii) a registration statement is effective and available for resale of all of the converted shares or the Noteholder may sell such shares under Rule 144 under the Securities Act.  The number of shares issued on conversion of a Note will be derived by dividing the principal and accrued interest on the Note by $0.35 (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  A Noteholder may accelerate the entire amount due under its Note upon the occurrence of certain events of default or, after July 1, 2010, in the event there is insufficient common stock available for conversion of all the notes in the Series. The Company may not use the proceeds of the loans represented by the Notes to pay damages or voluntary settlement proceeds to plaintiffs in the securities litigation lawsuit against the Company. This description is qualified in its entirety by reference to the form of 10%  PIK-Election Convertible Note due 2018 which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Issuance of the Notes is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.
 The Registration Rights Agreement provides that within 10 days after the date on which the Articles of Incorporation of the Company are amended so that there are sufficient shares of common stock so that all of the notes of the Series may be converted, Company will notify the holders of such notes. If a Noteholder  desires to include in a registration statement under the Securities Act all or part of such Noteholder’s common stock issuable on such conversion, such Noteholder must within 10 days after receipt of such notice notify Company of the number of shares of common stock such holder wishes to include in the registration statement.  Thereafter, subject to certain exceptions, the Company will file a registration statement with the Securities and Exchange Commission under the Securities Act of all common stock which the Noteholder requests be registered.    This description is qualified in its entirety by reference to the form of Registration Rights Agreement which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 2.03 above is incorporated herein by reference in its entirety. Issuance of the Note is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1 Convertible Note Exhibit 99.2 Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date: April 9, 2009	By:	/s/ Andre Zeitoun
Andre Zeitoun,
Chief Executive Officer and President